Exhibit 99.1

Genasys Inc. Acquires Emergency Evacuation SaaS Provider, Zonehaven

Transformative Evacuation Planning Capabilities and Public Safety Resources

Added to Genasys Emergency Management (GEM) Platform

Company Schedules Conference Call for June 10, 2021, 9:00 a.m. ET

to Discuss Zonehaven Acquisition

SAN DIEGO, CA – June 9, 2021 – Genasys Inc. (NASDAQ: GNSS), the global leader in critical communications systems and solutions, announced today that it has acquired Zonehaven, a fast-growing provider of software-as-a-service (SaaS) solutions for emergency evacuations. Zonehaven provides planning, training, and resources to first responders, public safety agencies, and communities to manage evacuations and repopulations successfully. The transaction closed on June 7, 2021.

Based in San Francisco, CA, Zonehaven's services are trusted by more than 170 fire districts, 140 law enforcement agencies and 200 cities, with more than 3,300 evacuation zones covering 3.2 million people in Northern California and Southern Oregon.

“Increasing wildfire, flooding, severe weather, active shooter, HAZMAT, and other crisis events require proven solutions to help quickly move people away from danger,” stated Richard S. Danforth, Chief Executive Officer of Genasys Inc. “We have recently seen in California and in other areas of the world that crisis events require preparation, real-time information and dynamic resources to keep people safe. By empowering agencies and communities with essential tools to safely execute timely emergency evacuations and orderly repopulations, Zonehaven's solutions help save lives.”

“During evacuations, speed is everything. Pre-planning, training, drills, alerting, and our comprehensive community outreach program are core Zonehaven competencies that bridge the gap between first responders and the public, transforming disaster preparedness,” said Zonehaven Chief Executive Officer, Charlie Crocker. “We're excited to join the Genasys team and work together on creating a safer world.”

“As standalone modules or integrated with our GEM platform, Zonehaven's evacuation planning capabilities and public safety resources are game changers for emergency preparedness,” continued Mr. Danforth. “The acquisition of Zonehaven increases Genasys' key competitive advantages for delivering local, regional and national emergency management and warning SaaS solutions, and accelerating recurring revenue growth.”

Webcast and Conference Call Details

Genasys management will host a conference call to discuss the Zonehaven acquisition on Thursday, June 10 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. To access the conference call, dial toll-free (888) 390-3967 (U.S. and Canada), or international at (862) 298-0702. A webcast will also be available at the following link:

https://www.webcaster4.com/Webcast/Page/1375/41701

A replay of the webcast will be available approximately four hours after the presentation on the Events & Presentations page of the Company’s website.

For more information on Zonehaven, visit: zonehaven.com.

About Genasys Inc.

Genasys™ is a global provider of critical communications systems and solutions that help keep people safe. Genasys provides a multi-channel approach to deliver geo-targeted alerts, notifications, instructions, and information before, during and after public safety threats and critical business events. The Company’s unified critical communications platform includes Genasys Emergency Management (GEM) applications, National Emergency Warning Systems (NEWS), LRAD® long-range voice broadcast systems, and more.

Genasys systems are in service in more than 100 countries in a range of diverse applications, including public safety, emergency warning, mass notification, critical event management, defense, law enforcement, homeland security, and other applications. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation our ability to recognize the expected synergies and other benefits of the Zonehaven acquisition; difficulties in integrating Zonehaven post-closing; diversion of management time addressing post-closing transaction-related issues; uncertainties related to litigation involving the acquisition of Zonehaven; uncertainties related to unanticipated integration costs or undisclosed liabilities assumed; uncertainties related to the acceptance of the Zonehaven acquisition and its products by third parties; and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2020. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contacts

Jim Fanucchi and Satya Chillara

Darrow Associates, Inc.

ir@genasys.com